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                                                  EXHIBIT 10.40

                          SUBSCRIPTION AGREEMENT


March 11, 1994


To: The Substituted Purchaser of
Special Warrants of Acme Metals Incorporated named on the signature page hereof

Reference is made to the purchase agreement ("Purchase Agreement") dated as of March 11, 1994 between Acme Metals Incorporated (the "Company") and Nesbitt Thomson Inc. (the "Dealer") providing for the issuance and sale by the Company to the Dealer of 5,600,000 special common stock purchase warrants ("Special Warrants") for a consideration of U.S. $21.00 per Special Warrant on the terms and conditions set forth in the Purchase Agreement. A copy of a term sheet ("Term Sheet") outlining the features of the Special Warrants is attached hereto as Exhibit "A". The Special Warrants will be issued pursuant to an indenture ("Special Warrant Indenture") to be entered into at or prior to the Closing (as defined below) between the Company and Montreal Trust Company of Canada ("Warrant Agent"). Each Special Warrant will entitle the holder to acquire one share of the common stock of the Company (each, an "Underlying Common Share") without payment of any additional consideration.

The Purchase Agreement provides that the Company sell the Special Warrants on a substituted purchaser basis to you on the terms and conditions set forth in the Term Sheet and the Purchase Agreement. Your acceptance of this letter, as evidenced by your signature below, constitutes your irrevocable offer to the Company to subscribe for and purchase the number of Special Warrants set forth below beneath your signature at the price of U.S. $21.00 per Special Warrant, subject to the terms and conditions contained herein and in the Purchase Agreement. The Company's acceptance of your offer, as evidenced by the signature of its officer below, constitutes an agreement between you and the Company for you to purchase from the Company such Special Warrants on such terms and conditions.

At the Closing, the net proceeds of issue of the Special Warrants will be deposited in escrow with the Escrow Agent, at its principal office in Toronto, Ontario pursuant to the provisions of the Escrow Agreement. Release of (i) the Underlying Common Shares and (ii) the net proceeds of issue of the Special Warrants to the Company will be subject to satisfaction of certain conditions to be set forth in the Escrow Agreement.

References below to "this agreement" are to be read as references to the agreement


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                                    - 2 -


resulting from the Company's acceptance of your offer. You are referred to herein as the Purchaser. Words and phrases capitalized in this agreement and the exhibits hereto but not defined have the meanings respectively ascribed to them in the Purchase Agreement, unless the context is inconsistent therewith.

1. SUBSCRIPTION. The Purchaser hereby subscribes for that number of Special Warrants set forth below under its name at a price of U.S. $21.00 per Special Warrant. The Purchaser understands that the Special Warrants subscribed for constitute a portion of the aggregate number of Special Warrants which would otherwise be purchased by the Dealer under the Purchase Agreement, but which, as a result of this agreement, will be purchased directly from the Company by the Purchaser. By its acceptance of this letter, the Company agrees that the Purchaser is directly entitled to the benefit of all representations, warranties, conditions, covenants and agreements to or for the benefit of the Purchasers set forth in the Purchase Agreement.

2.  DELIVERY AND PAYMENT.

(1) Delivery of and payment for the Special Warrants shall be completed at the offices of the Company's Canadian counsel, Gowling, Strathy & Henderson, Suite 4900, Commerce Court West at 10:00 a.m. (Toronto time), on March 28, 1994 ("Closing") or at such other time or place on that or such other date or dates as may be mutually agreed upon by the Company and the Dealer.

(2) Nesbitt Thomson Inc. is hereby appointed as the Purchaser s agent and attorney to represent the Purchaser at the Closing for the purposes of all closing matters and deliveries of documents and Special Warrants and is hereby authorized for and on behalf of itself and the Purchaser by the Purchaser to extend such time periods and modify or waive such conditions as may be contemplated herein or in the Purchase Agreement or as, in its absolute discretion, it deems appropriate. Without limiting the generality of the foregoing, Nesbitt Thomson Inc. is specifically authorized as the Purchaser's agent and attorney: (a) to exercise or not to exercise, as it determines in its sole discretion, the rights of termination in the Purchase Agreement;
(b) to negotiate, settle, execute and deliver the final forms of the Special Warrant Indenture and the Escrow Agreement; and (c) to exercise the Special Warrants subscribed for by the Purchaser herein on the third business day following the date that the Form S-3 registration Statement is declared effective by the SEC, or such other date as the Company and the Dealer may agree upon in writing but in any event not later than the Termination Date (as defined in the Purchase Agreement).

3. REPRESENTATIONS AND WARRANTIES. The Purchaser represents, warrants and covenants to the Company and the Dealer that:

   (a) The Purchaser is purchasing the Special Warrants as principal for its own account and not for the benefit of any other person except as otherwise stated herein;


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   (b) In the case of the purchase by the Purchaser as
       principal, but not as an underwriter, such purchase is made as principal for its own account and not for the benefit of any other person and the Purchaser is:

     (i)   a bank listed in Schedule I or II to the BANK ACT
           (Canada), or the Federal Business Development Bank incorporated under the FEDERAL BUSINESS
           DEVELOPMENT BANK ACT (Canada),

     (ii) a loan corporation or trust corporation registered under the LOAN AND TRUST CORPORATIONS ACT
           (Ontario),

     (iii) an insurance company licensed under the INSURANCE ACT (Ontario),

     (iv) Her Majesty in right of Canada or any province or territory of Canada,

     (v) any municipal corporation or public board or commission in Canada,

     (vi)  recognized as an exempt purchaser under applicable
           Securities Laws (as defined below), or

     (vii) purchasing a sufficient number of Special
           Warrants so that the aggregate acquisition cost to the Purchaser of the Special Warrants is not less than $150,000;

   (c) In the case of a purchase by the Purchaser as agent for a disclosed principal, each beneficial purchaser of Special Warrants for whom it is acting is purchasing, as principal for its own account and not for the benefit of any other person, a sufficient number of Special Warrants so that each such beneficial purchaser has an aggregate acquisition cost of not less than $150,000, unless such beneficial purchaser is otherwise an exempt purchaser under applicable Securities Laws (as defined below), and the Purchaser is duly authorized to enter into this agreement and to execute all documentation in connection with the purchase on behalf of each such beneficial purchaser;

   (d) In the case of a purchase by the Purchaser as trustee, agent or portfolio manager for a principal which is undisclosed or identified by account number only, the Purchaser is purchasing Special Warrants as trustee or as agent for accounts fully managed by the Purchaser and the Purchaser is a trust company registered under applicable legislation and deemed under applicable securities legislation to be acting as principal when so acting and the Purchaser is duly authorized to enter into this agreement and to execute all documentation in connection with the purchase on behalf of each such beneficial purchaser;


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                                    - 4 -


   (e) The Purchaser has not been formed solely to permit the purchase of securities without a prospectus by groups of individuals whose individual share of the aggregate acquisition cost is less than $150,000 and each member of a Purchaser which is a partnership, syndicate or other unincorporated organization and each beneficiary of a Purchaser which is a trust, as the case may be, is an individual who has contributed at least $150,000 for the securities purchased;

   (f) If the Purchaser is purchasing pursuant to paragraph 3(b)(vii) or 3(c) above, where the Purchaser is not a corporation, individual, syndicate, trust, association or other form of unincorporated association, the Purchaser is (i) a pension plan; (ii) a group of pension plans under common management; (iii) an organization of members of a family fund formed to make investments of family funds; (iv) a testamentary trust or estate; (v) an organization which has primary ongoing business activities other than investing in securities; (vi) a mutual fund other than a private mutual fund within the meaning of clause (a) of the definition of private mutual fund in section 1(1) of the Securities Act (Ontario) (investment clubs); (vii) a group RRSP or DPSP; or (viii) a partnership, interests in which are offered by prospectus, which invests in securities in reliance upon section 72(1)(d) of the SECURITIES ACT (Ontario) and section 27 of the regulation made thereunder or upon section 14(f) of the regulation made thereunder and, in each case, has not been created solely to permit the purchase of securities without a prospectus by groups of individuals whose individual share of the aggregate acquisition cost is less than $150,000;

   (g) The decision of the Purchaser to enter into this agreement and to purchase Special Warrants pursuant hereto has not been made upon any verbal or written representation as to fact or otherwise made by or on behalf of the Company, other than as set forth herein, the Dealer or any other person associated therewith. The Purchaser has not received or reviewed any material which appears or purports to describe the business and affairs of the Company and which was prepared primarily for delivery to and review by prospective investors in connection with the offering of Special Warrants;

   (h) If the Purchaser or any beneficial purchaser for whom the Purchaser is acting is resident in or is otherwise subject to the applicable securities legislation of the Province of Quebec: (i) the Purchaser is purchasing pursuant to paragraph 3(b)(vii) above, (ii) the Purchaser is purchasing pursuant to paragraph 3(c) above, or (iii) the Purchaser or such beneficial purchaser, as the case may be, is a "sophisticated purchaser" as defined in section 44 of the SECURITIES ACT (Quebec);


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                                    - 5 -


   (i) The Purchaser has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it is able to bear the economic risk of loss of its investment;

   (j) The Purchaser, whether acting as principal, trustee or agent is nether a U.S. person or purchasing the Special
       Warrants for the account or benefit of a U.S. person or for resale in the United States.

   (k) The address set forth below is the true and correct address of a place of business of the Purchaser (or, if the Purchaser is acting as agent for a disclosed principal, of such person);

   (l) The Purchaser will execute and deliver all documentation as may be required by applicable
       Securities Laws;

   (m) With respect to Purchasers resident in British
       Columbia, such Purchaser is hereby notified that:

     (i) with respect to a sale by the Purchaser of any Special Warrants, the Purchaser must file with the British Columbia Securities Commission (i) a report in the form required under the British Columbia Securities Commission's Blanket Order #88/5 - "In the Matter of the "Lending of Certificates" (the "Initial Trade Report"), or
           (ii) the report required under the laws of the jurisdiction in which the Company carries on business or in which the Company is incorporated, organized or continued, provided that the report requires substantially the same information as is required in the Initial Trade Report (the "Purchaser's Report"), within ten days of the initial trade of the Special Warrants by the Purchaser; and

     (ii) where the Purchaser has filed an Initial Trade Report or a Purchaser's Report with respect to any of the Special Warrants, the Purchaser is not required to file a further report in respect of additional trades of the Special Warrants;

   (n) after giving effect to the exercise of all Special Warrants, the Purchaser and its affiliates (as defined below), or any person on behalf of whom the Purchaser is contracting hereunder, will not in the aggregate (i) own, beneficially own, or otherwise have an economic interest in, or (ii) have voting or discretionary trading authority with respect to, more than 1,095,000 shares of common stock of the Company. For this purpose, "affiliates" means any person controlling, controlled by or under common control with the Purchaser and any person with whom the Purchaser has an agreement or is otherwise acting in concert with respect to the acquisition, disposition or voting of the Common Shares; and


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                                    - 6 -


   (o) if the Purchaser is a resident of a jurisdiction other than Canada, the purchase of the Special Warrants by such Purchaser does not contravene any of the applicable securities legislation in the jurisdiction in which it is resident and does not trigger (i) any obligation to prepare and file a prospectus or similar documents, or any other report with respect to such purchase, or (ii) any registration or other obligation on the part of the Company or the Dealer.

4.  PURCHASER'S ACKNOWLEDGEMENTS. The Purchaser acknowledges
   (on its own behalf and, if applicable, on behalf of those for whom the Purchaser is contracting hereunder) that:

   (a) RESALE RESTRICTIONS. The Special Warrants (and the Underlying Common Shares if distributed to the Purchaser prior to the issuance of a receipt for the Canadian Final Prospectus in the applicable Qualifying Province or in the event that such receipt is not issued, and Underlying Common Shares from the holdings of any person, company or combination of persons or companies holding a sufficient number of Common Shares to affect materially the control of the Company; with any such holding of more than 20% of the Common Shares of the Company being deemed to affect materially the control of the Company) are subject to resale restrictions under applicable Securities Laws and are otherwise subject to the terms, conditions and provisions, including, without limitation, certain transfer restrictions, of the Purchase Agreement, the Special Warrant Indenture and the Escrow Agreement. For the purposes hereof, "Securities Laws" means the Securities Act (Ontario) or applicable laws, regulations, orders and published policy statements of the provinces of Canada ("Qualifying Provinces");

   (b) NO ADVERTISEMENT. Your purchase of the Special
       Warrants has not been made through or as a result of and the distribution of the Special Warrants is not being accompanied by an advertisement;

   (c) NO PROSPECTUS OR OFFERING MEMORANDUM. No prospectus or
       "offering memorandum" within the meaning of the Securities Laws has been delivered to the Purchaser in connection with the offering of Special Warrants;

   (d) PRIVATE PLACEMENT. The Special Warrants are being offered for sale only to residents of Canada and Europe of which the Purchaser is one, on a "private placement" basis;

   (e) RELIANCE ON PUBLIC INFORMATION/NO RESPONSIBILITY OF
       DEALER OR THEIR COUNSEL. In purchasing Special
       Warrants, the Purchaser has relied solely upon the Term
       Sheet and publicly available information relating to the Company and not upon any verbal or written representation as to any fact or otherwise


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                                    - 7 -


       made by or on behalf of the Company or the Dealer or any other person associated therewith. Such other publicly available information has been delivered to the Purchaser without independent investigation or verification by the Dealer or by Osler, Hoskin &
       Harcourt, as counsel retained by the Dealer. Neither the Dealer nor Osler, Hoskin & Harcourt assumes any responsibility or liability of any nature whatsoever for the accuracy or adequacy of the publicly available information upon which the Purchaser's investment decision has been made or as to whether all information concerning the Company required to be disclosed by the Company has been disclosed. Osler, Hoskin & Harcourt are acting as counsel to the Dealer ("Dealer's
       Counsel") and not as counsel to the Purchasers. The relationship of Dealer's Counsel with the Purchaser is limited solely to the provision of customary commercial legal opinions at Closing and to responding to any questions which the Purchasers may have regarding the terms of the documents to be delivered in connection with this Special Warrant transaction;

   (f) LIMITED TRANSFER. The Purchaser s ability to transfer Special Warrants and the Underlying Common Shares in certain circumstances described above in paragraph 4(a) is limited, among other things, by applicable Securities Laws and by the provisions of the Special Warrant Indenture which require certain acknowledgements to be obtained from the transferee;

   (g) CONTRACTUAL RIGHTS. The Company will deliver a
       Contractual Right of Action for Rescission to the Purchaser at Closing substantially in the form attached hereto as Exhibit "B";

   (h) RELIANCE ON PURCHASER'S STATEMENTS. In accepting this subscription the Dealer and the Company are relying upon the representations and warranties and acknowledgements of the Purchaser set out in Sections 3, 4 and 5 and, in accepting the Special Warrants on the Closing, the Purchaser will be representing and warranting that such are true as at the Closing with the same force and effect as if they had been made at such time.

5. U.S. SELLING RESTRICTIONS. The Purchaser represents, warrants and agrees (on its own behalf and, if applicable, on behalf of those for whom the Purchaser is contracting hereunder) that:

   (a) if such Purchaser decides to offer, sell or otherwise transfer any of the Special Warrants, it will not make any such transfer, directly or indirectly, unless the transfer is (i) to the Company or (ii) outside the United States in accordance with Rule 903 or Rule 904 under the U.S. Securities Act;

   (b) the Special Warrant certificates will be legended, on the front-side thereof, to the following effect:


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          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
          REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY TO THE CORPORATION OR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT."

   (c) any attempted transfer of Special Warrants to or for the account or benefit of a U.S. person (other than the Company) will be considered null and void;

   (d) it consents to the Company making a notation on its records or giving instructions to the Warrant Agent in order to implement the restrictions on transfer of the Special Warrants set forth and described herein;

   (e) if the Form S-3 is effective at the time any Special
       Warrants are exchanged for Common Shares, such Purchaser will not offer, sell or otherwise transfer the Common Shares, directly or indirectly, unless the sale or transfer is made:

        (i)   to the Company; or

        (ii) outside the United States in accordance with the requirements of Rule 904 under the U.S.
              Securities Act and in compliance with
              applicable local laws and regulations; or

        (iii) inside the United States so long as the current prospectus contained in the Form
              S-3 is delivered to the subsequent
              transferee upon such transfer and the
              Form S-3 is effective at such time; or

        (iv)  inside the United States pursuant to Rule
              144(k) under the Securities Act, if
              available.

   (f) if the Form S-3 is effective at the time any Special Warrants are exchanged for Common Shares, upon original issuance of the Common Shares, the certificates representing the Common Shares and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend on the front-side thereof:

          "THE SECURITIES REPRESENTED HEREBY HAVE BEEN
          REGISTERED UNDER A FORM S-3 SHELF REGISTRATION


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                                    - 9 -


          STATEMENT ("FORM S-3") FILED WITH THE UNITED
          STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN OR THROUGH A DESIGNATED OFFSHORE SECURITIES MARKET IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES SO LONG AS THE CURRENT PROSPECTUS CONTAINED IN THE FORM S-3 IS DELIVERED TO THE TRANSFEREE UPON SUCH TRANSFER OR
          (D) INSIDE THE UNITED STATES PURSUANT TO RULE 144(K) UNDER THE SECURITIES ACT, IF AVAILABLE. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA AND THE UNITED STATES.
          A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE GOOD DELIVERY MAY BE OBTAINED FROM FIRST CHICAGO TRUST COMPANY OF NEW YORK OR MONTREAL TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO FIRST CHICAGO TRUST COMPANY OF NEW YORK OR MONTREAL TRUST COMPANY OF CANADA, AS THE CASE MAY BE, AND THE CORPORATION";

     provided that if the Common Shares are being sold under subparagraph 5(e)(ii) above, the legend may be removed by providing a declaration to First Chicago Trust Company, as registrar and transfer agent, or Montreal Trust Company of Canada, as Canadian registrar and transfer agent, to the following effect:

     "The undersigned (A) acknowledges that the sale of Common Shares, represented by certificate numbers _________, to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933 (the "Securities Act") and (b) certifies that (1) it is not an "affiliate" of Acme Metals Incorporated (as defined under Rule 405 under the Securities Act), (2) the offer of such securities was not made to a person in the United States and the transaction was executed on or through The Toronto Stock Exchange and neither seller nor any person acting on its behalf knows that the transaction has been


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                                    - 10 -


     prearranged with a buyer in the United States and (3) neither the seller nor any person acting on its behalf engaged in directed selling efforts in connection with the offer or sale of such securities. Terms used herein have the meanings given to them under Regulation S";

     further provided that if the Common Shares are being sold under subparagraph 5(e) (iii) above, the legend may be removed by providing a declaration to First Chicago Trust Company of New York, as registrar and transfer agent, or Montreal Trust Company of Canada, as Canadian registrar and transfer agent, to the following effect:

     "The undersigned acknowledges that the sale or other transfer of _______ Common Shares, represented by certificate numbers ______, to which this declaration relates has been registered under the United States Securities Act of 1933 (the "Securities Act") and the seller hereby certifies that it has delivered to each buyer, directly or through a U.S. registered broker-dealer, a current prospectus contained in an effective Form S-3 registration statement relating to the Common Shares. The undersigned acknowledges that the sale or transfer will not be consummated until the Prospectus is delivered to the transferee";

     further provided that if the Common Shares are being sold under subparagraph 5(e)(iv) above, the legend may be removed by delivery to First Chicago Trust Company of New York or Montreal Trust Company of Canada of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under the applicable requirements of the U.S. Securities Act or state securities laws.

   (g) if the Form S-3 is not effective at the time any Special Warrants are exchanged for Common Shares, such Purchaser will not offer, sell or otherwise transfer the Common Shares, directly or indirectly, unless the sale or transfer is made:

     (i)   to the Company; or

     (ii) outside the United States in compliance with the requirements of Rule 904 under the U.S. Securities
           Act and in compliance with applicable local laws and regulations; or

     (iii) the Common Shares are sold in a transaction that does not require registration under the Securities Act or any applicable United
           States state laws and regulations governing the offer and sale of securities, and it has therefore furnished to First Chicago Trust
           Company of New York or Montreal Trust Company of Canada an opinion of counsel of recognized standing reasonably satisfactory to First


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                                    - 11 -


           Chicago Trust Company of New York or Montreal
           Trust Company of Canada, as the case may be, and the Company; or

     (iv) the sale is made pursuant to an exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available;

   (h) if the Form S-3 is not effective at the time any Special Warrants are exchanged for Common Shares, upon original issuance of the Common Shares, the certificates representing the Common Shares and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend on the front-side thereof:

      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
       REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (D) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM MONTREAL TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO MONTREAL TRUST COMPANY OF CANADA AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT;

   PROVIDED, that if the Special Warrants are being sold under subparagraph 5(g)(ii) above, the legend may be removed by providing a declaration to Montreal Trust Company of Canada, as Canadian registrar and transfer agent, to the following effect:

     The undersigned (A) acknowledges that the sale of________
     Common Shares, represented by certificate numbers _______, to which this declaration relates is being made in reliance on Rule 904 of Regulation S

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                                    - 12 -


      under the United States Securities Act of 1933 (the "Securities Act") and (B) certifies that (1) it is not an "affiliate" of Acme Metals Incorporated (as defined in Rule 405 under the Securities Act), (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States and (3) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S";

   further provided that if any Common Shares are being sold under subparagraph 5(g)(iii) or 5(g)(iv) above, the legend may be removed by delivery to First Chicago Trust Company of New York or Montreal Trust Company of Canada of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under the applicable requirements of the U.S. Securities Act or state securities laws.

   (i) consents to the Company making a notation on its records or giving instructions to First Chicago Trust Company of New York, as registrar and transfer agent, or Montreal Trust Company of Canada as Canadian registrar and transfer agent of the Common Shares, in order to implement the restrictions on transfer of the Common Shares set forth and described herein.

6. POWER OF ATTORNEY RELATING TO REGISTRATION RIGHTS AGREEMENT. The Purchaser hereby appoints Joseph F. Conway and Wayne Huhtanen its attorneys-in-fact, each of them with full power of substitution, to act severally, in its name, place and stead in any way which the Purchaser itself could act, if a duly authorized representative of the Purchaser were personally present, in connection with the acquisition of shelf registration rights under the U.S. Securities Act on behalf of the Purchaser with respect to the Underlying Common Shares, including the preparation, negotiation, execution and delivery of a registration rights agreement (the "Registration Rights Agreement") among the Purchaser, the Company and other purchasers of Special Warrants in substantially the form previously delivered to the Purchaser (receipt of which is hereby acknowledged by the Purchaser). The Purchaser acknowledges and agrees that by the execution and delivery of the Registration Rights Agreement by either Joseph F. Conway or Wayne Huhtanen on the Purchaser's behalf, the Purchaser will be deemed to have agreed to be bound by and to perform all of the terms and provisions of the Registration Rights Agreement and shall be entitled to receive the benefits of the Registration Rights Agreement.

7. PROSPECTUS EXEMPTIONS. The sale and delivery of the Special Warrants to you or to any purchaser on whose behalf you are contracting are conditional upon such sale being exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under any applicable statute relating to the sale of the Special Warrants or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum. You acknowledge and agree that the Dealer and/or the Company will be required to provide applicable securities regulatory authorities with a list setting forth the identities of the beneficial purchasers of the Special Warrants (on a confidential basis except in the Provinces of Quebec and British Columbia). Notwithstanding that you may be purchasing Special Warrants as agent on behalf of an undisclosed principal, you agree to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Dealer and/or the Company in order to comply with the foregoing.

8. WAIVER. The Purchaser expressly waives and releases the Company and the Dealer from, to the fullest extent permitted by law, all rights of withdrawal to which it might otherwise be entitled pursuant to section 71(2) of the Securities Act (Ontario) or equivalent provisions of the Securities Laws of any applicable Qualifying Province.

9. FEE TO THE DEALER. The Purchaser understands that, in connection with the issue and sale of Special Warrants, the Dealer will receive fees from the Company as contemplated in the Purchase Agreement.

10. TIME OF THE ESSENCE. Time shall, in all respects, be of the essence hereof.

11. U.S. DOLLARS. All references herein to money amounts are to lawful money of the United States.

12. HEADINGS. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

13. ENTIRE AGREEMENT. This agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. This agreement may be amended or modified in any respect by written instrument only.

14. SUCCESSORS AND ASSIGNS. The terms and provisions of this agreement shall be binding upon and enure to the benefit of the Purchaser, the Company and the Dealer and their respective successors and assigns; provided that, except as herein provided, this agreement shall not be assignable by any party without the written consent of the others.

15. LANGUAGE. The parties hereto confirm their express wish that this Subscription Agreement and all documents and agreements directly or indirectly relating thereto be drawn up in the English language. Notwithstanding such express wish, the parties agree that this Subscription Agreement or any such document or agreement or any part thereof may be drawn up in the French language. Les parties reconnaissent leur volonte express que la presente Entente de Subscription ainsi que tous les documents et contrats s'y rattachant directement ou indirectement soient rediges en anglais. Nonobstant cette volonte expresse, les parties conviennent que tout document ou contrat, ou toute parties de ces derniers ou de la presente Entente de
Subscription, puisse etre redigee en francais.

16. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

17. EFFECTIVE DATE. This agreement is intended to and shall take effect on the effective date of the Purchase Agreement, notwithstanding its actual date of execution or delivery by any of the parties.

18. METHOD OF PAYMENT. The undersigned will make payment in the amount of U.S. $21.00 per Special Warrant by means of a bank draft or certified cheque payable in U.S. funds to:

     Nesbitt Thomson Inc. at:   150 King Street West
                                20th Floor, Sun Life Tower
                                Sun Life Centre
                                Toronto, Ontario, M5H 3W2

                                Attention:  Joseph F. Conway

prior to 9:00 a.m. on the date of Closing.

19. SUBSCRIPTION PARTICULARS.

   (a) The aggregate price of the Special Warrants being subscribed for is $_______________________________ .

   (b) If the Purchaser is signing as agent for or otherwise on behalf of any other person or persons, other than as agent for a fully-managed account, the name and address of each such persons is:

________________________________________________________________________

________________________________________________________________________
   (c) The Special Warrants and the Underlying Common Shares are to be registered in the name of:

________________________________________________________________________

________________________________________________________________________

   (d) The certificate representing the Special Warrants and the certificate representing the Underlying Common
       Shares are to be delivered to:

________________________________________________________________________

________________________________________________________________________

     at its office at:

________________________________________________________________________

________________________________________________________________________


                                   ______________________________
                                   Name of Purchaser


                                   By: __________________________


                                       __________________________
                                       Office or Title


________________________               __________________________
Address of Purchaser                   Number of Special Warrants

________________________


The Subscription Agreement is confirmed and accepted by the Company.

                              ACME METALS INCORPORATED


                              By:________________________________

                        SCHEDULE A

                ACME METALS INCORPORATED

              OFFERING OF SPECIAL WARRANTS
              BY WAY OF PRIVATE PLACEMENT

                     TERMS OF ISSUE

ISSUER:
Acme Metals Incorporated (the "Company").

ISSUE:
5,000,000 Special Warrants.

PRICE:
US$ 21.00 per Special Warrant.

AMOUNT:
US$105,000,000.

SPECIAL WARRANTS:
Each Special Warrant will permit the holder, without the payment of any additional consideration, to acquire at any time on or before the 15th business date following the issuance of receipts of the final prospectus in all Canadian provinces and the declaration by the SEC of the effectiveness of the Form
S-3, one Common Share of Acme Metals Inc. (collectively the "Underlying Securities").

OPTIONAL PURCHASE:
The Company will grant Nesbitt Thomson an election to purchase up to 600,000 additional Special Warrants at the same purchase price set forth herein. Nesbitt
Thomson must exercise the election prior to March 9, 1994.

CLOSING:
The completion of the issue and sale by Acme of the Special Warrants will be completed within 15 days from the acceptance of offer to purchase Acme Special
Warrants (the "Closing Date").

PRIVATE PLACEMENT:
Special Warrants will be sold by private placement under appropriate exemptions.

QUALIFICATION OF UNDERLYING SECURITIES:
The Underlying Securities to be issued on the exercise of the Special Warrants will be qualified by way of a prospectus and a Form S-3 which the Company will undertake to have cleared in all jurisdictions on or before 160 days following the Closing Date.

At the option of the holders of the special warrant, the Company may extend the escrow period after the 160 days have lapsed to a maximum of an additional 20 days for a consideration of $550,000 to be paid on a pro rata per diem basis.

LISTING:
The Underlying Securities to be issued upon exercise of the Special Warrants shall be listed for trading on the Toronto Stock Exchange and NASDAQ.

ESCROW PROVISIONS:
Net proceeds of the issue will be held in escrow pending the following:

     (i) board approval for the construction of the continuous thin slab caster/hot rolled mill;

     (ii) listing of the Underlying Securities on the Toronto Stock Exchange and NASDAQ;

     (iii) written confirmation from lenders or other providers of capital that substantially all necessary funds have been committed for the construction of the continuous thin slab caster/hot rolled mill:

     (iv) filing of a final prospectus with the Canadian
          Securities Commissions; and

     (v) declaration of the effectiveness of a Form S-3 shelf registration statement by the SEC.

TERMINATION PROVISIONS:
The Underwriter shall be entitled, at its option, to terminate and cancel, without any liability on the Underwriter's part, its obligations under the Underwriting Agreement or the Letter Agreement and on behalf of the purchasers arranged by the Underwriter, without any liability on their part, their obligations to purchase the Special Warrants, by giving written notice to the Company at any time prior to the Closing
Date:

     (i) if any inquiry, investigation or other proceeding is commenced or any other order is issued under or pursuant to any statute of Canada or the United States or there is any change of law or the interpretation or administration thereof, which in the reasonable opinion of the Underwriter, operates to prevent or restrict the trading in the Warrants or the Underlying Securities or the distribution of the Warrants or the Underlying Securities; or

     (ii) if there shall occur any material change in any of the representations, warranties or covenants of the Company given in the Underwriting Agreement or Letter Agreement (other than a change related solely to the Underwriter), or if there shall occur any material fact or material change in the affairs of the Company which in the Underwriter's opinion would be reasonably expected to have a significant adverse effect on the market price or value of the Warrants or the Underlying Securities;

     (iii) if there should develop, occur or come into effect any occurrence of national or International consequence, or any action, government law or regulation, inquiry, or other occurrence of any nature whatsoever which, in the Underwriter's opinion, seriously affects, or may seriously affect, the financial markets in Canada or the U.S.
           or the business of the Company or the market price or value of the Warrants or the Underlying Securities; or

     (iv) if due diligence identifies a material adverse situation which exists at the time of making this offer but has not been publicly disclosed or which occurs after the time of making the offer and prior to the Closing Date.

TRANSFER RESTRICTIONS ON THE SPECIAL WARRANTS:
Special Warrants will not be registered under the United States Securities Act of 1933, as amended (the
"US Securities Act"), and will not be offered, sold or delivered within the United States. Offers, sales or transfers of Special Warrants by a warrantholder may be made only to (A) to Acme Metals Incorporated or (B) outside the United States in accordance with Rule 903 or Rule 904 of Regulation S under the US Securities
Act.

TRANSFER RESTRICTIONS:
Resales within the United States by initial holders of Underlying Securities during the three-year period following the exercise of the Special Warrants are limited to resales by such initial holders, as selling shareholders, under an effective US shelf registration statement (which includes a shelf prospectus) prepared and kept current by Acme Metals Incorporated. Such resales to subsequent purchasers must be accompanied by the delivery of a shelf prospectus from the selling initial holder of Underlying Securities to the purchaser of the Underlying Securities. Subject to certain limited exceptions subsequent purchasers need not deliver a prospectus upon resale of such Underlying
Securities within the United States.

Initial holders of Underlying Securities may resell the Underlying Securities to subsequent purchasers in Canada only across a Canadian stock exchange (without any shelf prospectus delivery requirement) in accordance with Rule 904 of Regulation S under the US
Securities Act. Subsequent purchasers of Underlying
Securities may resell the Underlying Securities freely in Canada (without any shelf prospectus delivery requirement) in accordance with Rule 903 or Rule 904 under Regulation S.

INDEMNIFICATION:
By Acme Metals Incorporated of Nesbitt Thomson initial holders of Underlying Securities for liabilities that attach because of their status as selling shareholders under the shelf registration statement, including indemnification for any material misstatement or omission in the shelf registration statement or shelf prospectus.

OTHER CONSIDERATIONS:
The Company shall not, without the prior written consent of the Underwriter, which shall not be unreasonably withheld, issue, authorize, agree to issue or approve for issuance and sale any common shares in its share capital or any securities convertible into or exchangeable for Common Shares from the date hereof until the 90th day following the date of issuance of the last receipt for the final prospectus; and the Company shall not publicly announce prior to the 90th day following the date of issuance of the last receipt for the final prospectus any intention to issue securities as described above after such date.

The Underwriter acknowledges the Company's potential requirement for up to an additional $40 million in equity related financing.

The Underwriter consents to the sourcing of such capital on a private basis solely to contractors equipment suppliers, or raw material sources
(collectively the "Project Investors") under the following conditions:

     (1) The pricing of the common equity related security is no less than US $21 per share.

     (2) Any preferred share offering must be limited to an instrument with a dividend of not more than 7%.

     (3) The Project Investors must hold the issued securities from the signing of the Letter
         Agreement for a minimum of 250 days.

COMMISSION:
4.5% of the Gross Proceeds, payable to the underwriter upon closing of the Special Warrant issue.

UNDERWRITER:
Nesbitt Thomson Inc.

                             EXHIBIT "B"

             CONTRACTUAL RIGHT OF ACTION FOR RESCISSION

(1) In the event that the Purchaser has acquired Common Shares and is or becomes entitled under applicable Securities Laws to the remedy of rescission by reason of the Canadian Final Prospectus or any amendment thereto containing a misrepresentation, the Purchaser shall be entitled to rescission with respect to both the Common Shares and the purchase of Special Warrants pursuant to this agreement, and shall be entitled in connection with such rescission to a full refund from the Company of the amount of the purchase price paid for such Special Warrants on closing by the Purchaser to the Company. The provisions of this section are a direct contractual right extended by the Company alone (but specifically not by the directors or officers of the Company or by the Dealer) to holders of Special Warrants (including the Dealer), permitted assignees of such holders and to holders of Common Shares acquired by such holders on exercise of Special Warrants, and are in addition to any other right or remedy available to a holder of Special Warrants under section 130 of the Securities Act (Ontario), equivalent provisions of the Securities Laws of any applicable Qualifying Province or otherwise at law and are subject to the defences described under such Securities Laws or are otherwise available.

(2) The Company agrees that the benefit of the covenant contained in Section (1) above shall be deemed to have passed with any permitted and lawful assignment or transfer of Special Warrants in accordance with the Special Warrant Indenture and the Purchaser agrees to explicitly extend the benefit of such covenant (but without liability to the Purchaser) to any permitted and lawful assignee or transferee of Special Warrants registered in the name of the Purchaser.

(3) All capitalized terms herein which are defined in the subscription agreement between the Purchaser and the Company shall have the meanings ascribed thereto in such agreement.


                            Acme Metals Incorporated


                            By: ______________________________